SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2016

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd., San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

KNOWLEDGE MACHINE INTERNATIONAL, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

Summary of Disclosures

This Current Report on Form 8-K outlines several recent developments relating to Dthera Sciences, formerly Knowledge Machine International, Inc. (the “Company”), a Nevada corporation. These developments include:

-	The closing of an acquisition and share exchange transaction (the “EveryStory Transaction”) between the Company and EveryStory, Inc., a Delaware corporation, which was previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the “Annual Report”);
-	The termination of the Company’s prior business and operations in connection with the closing of the EveryStory Transaction;
-	A reverse split of the Company’s common stock (the “Reverse Split”), which was a condition of closing the EveryStory Transaction;
-	A change in the Company’s name (the “Name Change”) from Knowledge Machine International, Inc., to Dthera Sciences, to better reflect the new direction of the Company and its business focus and operations following the closing of the EveryStory Transaction;
-	The launch of the Company’s new website, www.dthera.com, which provides information relating to the new direction of the Company and its operations;
-	A request for a new ticker symbol in connection with the Name Change and the new direction of the Company;
-	The conversion of the prior Knowledge Machine Series A preferred shares into common stock
-	The initiation of the clinical trial with the University of California at San Diego; and
-	Focusing the business on becoming a digital therapeutic company, and the markets the Company is pursuing,

The details of the EveryStory Transaction were provided in the Annual Report, previously filed with the SEC. Additional information relating to the business, structure, and focus of EveryStory, which will be the new focus and business of the Company, is provided below.

Additional information relating to the Reverse Stock Split, the Name Change, the new website, the new ticker symbol, the conversion of the Knowledge Machine Series A preferred stock, and the clinical trial, is provided below.

By way of information, as of the date of this Current Report, Dthera had 35,853,007 shares of common stock outstanding, consisting of 27,853,007 shares outstanding following the Reverse Split, and the 8,000,000 shares of the Company’s common stock issued on conversion of the prior KMI Series A Preferred Stock immediately following the Reverse Split.

Overview of Company History

As previously disclosed, on September 21, 2016, Dthera Sciences (formerly Knowledge Machine International, Inc.) (the “Company”) acquired a new operating subsidiary, EveryStory, Inc., a Delaware corporation (“EveryStory”). The Company is developing a Digital Therapeutic technology designed to deliver Reminiscence Therapy to certain patient populations, principally patients suffering from Alzheimer’s disease and dementia with the goal of a Quality of Life benefit and reduction in anxiety in those populations. As of the date of this Report, EveryStory was our only subsidiary. Additional information relating to the business and operations of EveryStory, which will become our business and operations, is given below. In connection with the EveryStory transaction, the Company dissolved its other former subsidiary entity and terminated our prior business operations.

Our principal offices are located at 7310 Miramar Road, San Diego, CA, and the Company’s mailing address is 9921 Carmel Mountain Road, Suite 118, San Diego, CA 92129.

Organization and Structure

By way of background, EveryStory, Inc., a Delaware corporation, was founded on September 5, 2013. From inception until EveryStory formally launched operations in January 2014, EveryStory was a development stage company. Following the closing of the EveryStory transaction, EveryStory became a wholly owned subsidiary of Dthera Sciences (formerly Knowledge Machine International, Inc.), which divested itself of its former business and operations, and will focus on the business and operations of Digital Therapeutics and Reminiscence Therapy using the EveryStory Platform going forward. References herein to “EveryStory” relate to the wholly owned Delaware corporation subsidiary. References to the “Company,” or “we,” “our,” or “us,” refer to the publicly reporting company, Dthera Sciences, formerly Knowledge Machine International, Inc., with the understanding that Dthera Sciences will be implementing the business, operations, and plans of EveryStory.

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Overview – The Platform

EveryStory began as a digital image story-sharing platform (the “Platform”) that allowed users to collaboratively create, preserve and share personal stories within a private group.

David Keene is the Chief Technical Officer and Founder of EveryStory. In his words: “I created EveryStory after being diagnosed with colon cancer and realizing my son might never remember my voice or hear my stories. I am passionate about providing people with an innovative way to preserve and share memories forever in the most interactive way possible.” Mr. Keene was successfully treated in 2012, and is now healthy and cancer-free.

Key components of the Platform include the ability to record audio narratives that are linked to specific photos and which can be played when the photos are viewed; the ability to import photos directly from computers or mobile devices; cloud-based data storage of the photos and the audio recordings; and multiple playback capabilities; collaborative creation and sharing of stories. The Platform was designed for mobile device platforms to enable users to record and store photos and audio easily and conveniently.

Application of the Platform – Digital Therapeutics and Reminiscence Therapy

Dthera’s management is focused on the goal of using EveryStory’s technology Platform, which streamlines the creation of personalized digital stories, to become the first clinically-proven Digital Therapeutic delivering Reminiscence Therapy to patients with Alzheimer's disease and Dementia. EveryStory already has a granted US patent (issued in 2010) that broadly covers the use of EveryStory’s technology in Senior Living facilities. EveryStory is in the final stages of preparation to run a clinical trial with the University of California at San Diego (“UCSD”) showing that EveryStory is an effective anxiety reduction and quality of life therapy for those with Alzheimer’s disease or Dementia (“ADOD”).

In connection with this application of the Platform, EveryStory is focusing on the developing fields of Digital Therapeutics and Reminiscence Therapy.

What is Digital Therapeutics?

The term “Digital Therapeutics” refers to using a digital system to treat a medical condition, much as one might use a drug, a human counselor, or surgery. Digital Therapeutics provide information and can be used alongside face-to-face physician consultancy. Many of these initiatives can be used to support treatment and as lifestyle tools to help manage health and well-being. As such, Digital Therapeutics technologies are used both as stand-alone and in combination with conventional therapies.

The goal of Digital Therapeutics is to mirror an effective treatment already in use, and then to use technology to scale it to a large patient population.

Dthera’s management believes that the EveryStory Platform is ideally positioned to be used as a Digital Therapeutics tool, and is focusing on using the Platform in the field of Reminiscence Therapy to work with patients with Alzheimer’s disease and dementia (“ADOD”).

What is Reminiscence Therapy?

Mosby’s Medical Dictionary defines Reminiscence Therapy as:

“a psychotherapeutic technique in which self-esteem and personal satisfaction are restored, particularly in older persons, by encouraging patients to review past experiences of a pleasant nature. It is used in Alzheimer's disease when initially long-term memory stores are more intact than short-term and in other forms of dementia.”

Reminiscence Therapy generally involves either discussing or reviewing recognizable memories from the past, which can help both calm and ground dementia patients when suffering from heightened anxiety.

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Reminiscence Therapy involves the discussion of past activities, events and experiences with another person or group of people, usually with the aid of tangible prompts such as photographs, household and other familiar items from the past, music and archive sound recordings. Reminiscence Therapy groups may involve group meetings in which participants are encouraged to talk about past events at least once a week. Reminiscence Therapy may also involve individual sessions, in which the person is guided chronologically through life experiences, encouraged to evaluate them, and may produce a life story book. Family care-givers are increasingly involved in reminiscence therapy. Reminiscence Therapy is one of the most popular psychosocial interventions in dementia care, and is highly rated by staff and participants. There is evidence to suggest that Reminiscence Therapy also effective in improving mood in older people without dementia, however its effects on mood, cognition and well-being in dementia are less well understood. Studies have shown that Reminiscence Therapy can be an effective tool to help elderly patients and those suffering from depression and from dementia-related diseases, including Alzheimer’s disease to improve their well-being, self-esteem, and life satisfaction.

However, because Reminiscence Therapy is very labor intensive, requiring more professional or family caregivers to provide the therapy treatments, it is hard to scale to a large number of patients. Group therapy generally requires an increased number of care-givers or family members to provide a satisfactory experience which will provide the benefits from Reminiscence Therapy, which can be costly, both in terms of time and money.

Dthera’s management believes that one highly effective way to deliver Reminiscence Therapy to patients is through photos that bring back memories, and include voices that are familiar to them. Dthera’s management believes that the EveryStory Platform is uniquely positioned as a Digital Therapeutic that can provide Reminiscence Therapy to patients with Alzheimer’s disease and dementia (“ADOD”), in a manner that is scalable and cost-effective.

Multiple family members can create digital “stories” through the Platform, which are stored and can be accessed by the patient, either alone or with a caregiver. The Platform’s technology makes creating the stories easy, guiding the user with questions, asking for photos and related stories. The Platform then organizes the content, and prompts the creation of additional and related stories.

For example, a family member may be asked to upload a photo of the family home and to provide an audio story or memory about the home. The Platform will link the audio story to that photo, so that when the patient clicks on or touches the photo, the audio story will play automatically. The Platform also prompts the family member to include photos and stories from different categories, including vacations and travel, places the patient has lived, neighborhood friends, and other family members. Because the photos and stories are stored in the cloud, multiple family members can work together to create a library of stories that the patient can watch, listen to, and enjoy repeatedly.

Dthera’s engineers have made the Platform user-friendly, both on the content-creation side, and on the content-viewing side. The patient will be able to use an electronic tablet (such as an iPad), which will be tailored for that patient, and which will give the patient the opportunity to view photos and hear audio stories simply by touching the screen. The Platform can be set to play multiple photos and stories in a row. Family members and caregivers can help the patient to start viewing, but can attend to other duties while the patient watches and listens.

Scale of the Markets (US)

Dthera’s management believes that the potential market for the Digital Therapeutic and Reminiscence Therapy uses for the Platform are significant, and will continue to grow for the foreseeable future.

Highlights of the market opportunities include:

-	The 70+ population in the US is expected to grow faster than any other age group—from 28 million in 2010 to 53 million by 2030
-	Alzheimer's and other dementias (ADOD)
o	For 2016, total payments for health care, long-term care and hospice are estimated to be $236 billion.
-	Senior Living and Long Term Care
o	The National Investment Center for the Seniors Housing & Care Industry (“NIC”) estimates expenditures for “long-term care services” between $210 and $306 billion

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Annual Costs of Senior Living Care (US)

Costs required for the care ADOD patients are as much five times (average $77,381 per year) vs. someone of the same age without dementia ($15,550 per year)

Business Model

Prior to the Closing of the Acquisition transaction with KMI, EveryStory had been in negotiations with the University of California at San Diego (“UCSD”) to conduct a clinical trial (the “Clinical Trial”) to determine whether EveryStory and its Reminiscence Therapy and Digital Therapeutics technology and implementation techniques are an effective in reducing anxiety and as part of quality of life improvement therapy for those with Alzheimer’s Disease or Dementia (“ADOD”). As of the date of this Current Report, Dthera was in the final stages of negotiations relating to the Clinical Trial, the size of the participant group, and the means and methods of the Clinical Trial. The Company will provide additional information relating to the Clinical Trial once the final agreements have been reached.

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Assuming that the results of the Clinical Trial match the anecdotal evidence that EveryStory has observed and experienced, once the Clinical Trial has been completed and the data published, EveryStory intends to offer the Digital Therapeutics technology directly to the families of ADOD patients as a clinical supported therapy. Additionally, EveryStory intends to partner directly with Senior Living management firms, and to offer a revenue sharing arrangement for the patients and families of the Senior Living firms that choose to implement the Therapy for their loved ones.

In both the direct-to-Patient and the Senior Living-management models, management anticipates that the product, which will include a digital tablet in the patient’s room, with monthly and/or yearly rates for participation in the program.

Additionally, EveryStory intends to seek partners in international markets to help make introductions to the Senior Living-type markets and other implementation techniques.

Once Dthera has begun implementation of the Digital Therapeutics and Reminiscence Therapy applications of the Platform, Dthera’s management intends to further explore other applications of the Platform, including a basic consumer photo and story sharing business model, as well as working with financial and wealth management firms to provide the consumer model to their customers.

Intellectual Property

As noted above, EveryStory has acquired an issued patent from Seniors in Touch, Patent Number US 7721946 B2 (the “ES Patent”) on its technology. The title of the ES Patent is “EveryStory Senior Living Patent,” and is summarized as follows: “A system and method is disclosed whereby a patient at a senior care facility can send and receive messages via the internet. Tools are provided to manage the patients, the patient's relative contact, mail, and photo collection. Relatives can be designated to suggest changes to the contacts and edit the contents of the patient's contacts files. The messages may be audio, video or text and the user friendly system helps the patients navigate through the process. Notification is provided so that the relatives and patients know when a message had been received. Further notification is provided if a prolonged period lapses after receipt of a message to a patient and the message has not been read.” The ES Patent was filed on February 21, 2007, and the publication date was May 25, 2010.

In addition EveryStory has filed additional patents:

1.	EveryStory server platform: -a RESTful cloud based API for storing and organizing audio, text and video stories
2.	EveryStory client applications: -native iOS and android applications for capturing and creating stories
3.	EveryStory Patent Filing - STORY CAPTURE SYSTEM - Re: U.S. Appl. 15/069310 – filed March 14, 2016 Foley Ref. 110226-0151 | PCT Application PCT/US16/22198 – filed March 11, 2016 Foley Ref. 110226-0152
4.	EveryStory Patent Filing - SYSTEMS, METHODS AND DEVICES FOR PROVIDING REMINISCENCE THERAPY THROUGH COLLABORATIVE STORY CAPTURE - U.S. Provisional Application No. 62/339,031 Filing Date: May 19, 2016

Operations

Substantially all of Dthera’s communications, network and the computer hardware used to operate our websites are co-located in a third-party facility. In addition, we use a combination of third-party, Internet-based or cloud computing services and off-site backup services in connection with our business operations and our disaster recovery systems. We have designed our websites to be highly available, secure and cost-effective using a variety of proprietary software, third-party services and freely available and commercially supported tools. We can scale to accommodate increasing numbers of registered users by adding relatively inexpensive industry-standard software. We use encryption technologies and certificates for secure transmission of personal information between users and our websites.

Competition

Although Digital Therapeutics is a relatively new space Dthera, faces indirect competition from companies in the mobile health, photo archiving, photo/audio interconnectivity, social networking and cloud storage sectors. Many of these companies are considerably larger, have greater resources and a longer operating history than does EveryStory. Management believes, however, that this is indirect competition because, to the best of management’s knowledge, there is not a competitor product that has the storytelling capability of the EveryStory platform. Management expects that competition in the sector will grow and become more intense through industry consolidation as well as the emergence of new participants in EveryStory’s market. EveryStory intends to compete on the basis of ease of use, technology, brand recognition, quality of products and service and support. Our competitive strategy may be significantly affected in the future by many external factors. Among them are marketing costs, technology and our current and future competitors’ pricing and marketing strategies.

As we build and develop the digital therapeutics applications of the Platform, we will continue to review and disclose information relating to competition in the digital therapeutic markets.

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Recent Developments

Reverse Stock Split; Conversion of Outstanding Knowledge Machine Series A Preferred Stock

On November 2, 2016, a reverse stock split (the “Reverse Split”) of the Company’s common stock took effect. The ratio of the Reverse Split was 1:5.109375, meaning one new share for each 5.109375 old shares of the Company’s common stock. In lieu of issuing fractional shares, the Company’s transfer agent was instructed to round up to the nearest whole share.

Immediately following the effectiveness of the Reverse Split, the Company’s 100,000 outstanding shares of Series A Preferred Stock were converted, pursuant to their terms, into 8,000,000 shares of post-Reverse Split common stock. Additionally, through the application of the Reverse Split, the 40,875,000 shares of common stock held by the legacy shareholders of Knowledge Machine following the closing of the EveryStory Transaction and immediately prior to the Reverse Split became 8,000,000 shares of common stock. Accordingly, the legacy shareholders of Knowledge Machine International, including the holders of the shares of Series A Preferred Stock, owned an aggregate of 16,000,000 shares of the Company’s common stock. The shares of the Company’s common stock held by the former EveryStory Shareholders went from 77,377,712 to 15,144,262 shares by virtue of the Reverse Split, with an additional 8,855,738 shares of the Company’s common stock reserved for issuance to the holders of EveryStory convertible instruments, including convertible notes, options, and other derivative securities.

Following the Reverse Split, the Company had 35,853,007 shares of common stock outstanding, consisting of 27,853,007 shares outstanding resulting from the Reverse Split, and the 8,000,000 shares of the Company’s common stock issued on conversion of the prior KMI Series A Preferred Stock immediately following the Reverse Split.

The Reverse Split was approved by the Board of Directors and the shareholders of the Company prior to the closing of the EveryStory Transaction, which approval was included in the closing conditions to the EveryStory Transaction.

Name Change; Ticker Symbol Change Requested

In connection with the closing of the EveryStory Transaction and the divestiture of the prior business and operations of the Company, as well as the new focus of the Company on the digital therapeutics and reminiscence therapy focus of the Company, the Board of Directors and the majority shareholders of the Company immediately following the closing of the EveryStory Transaction approved an amendment to the Company’s Articles of Incorporation to change the name of the Company (the “Name Change”) from Knowledge Machine International, Inc., to Dthera Sciences. The Name Change took effect at the same time as the Reverse Split on November 2, 2016.

In connection with the Name Change, and to help current shareholders and new investors better understand the business of the Company, the Company requested that a new ticker symbol be assigned to the Company. The Company has requested “DTHR” as the new ticker symbol, which will take effect twenty business days following the effectiveness of the Reverse Split (per FINRA rules).

New Website

Additionally, the Company launched a new website, www.dthera.com, to provide information about the Company, its business and operations, and additional information about digital therapeutics and reminiscence therapy. The link provided is for informational purposes only, and no information contained on the Company’s website should be deemed to be part of this or any filing of the Company.

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RISK FACTORS

An investment in the Company and ownership of the Company’s common stock involve significant risks, including the risks described below. You should consult with your own financial and legal advisors and carefully consider the material risks described below, together with all of the other information in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016. If any of the following risks actually occur, our business, financial condition and results of operations could suffer, and the trading price of our common stock could decline.

Risks Related to Our Company and Its Business

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address the usual and ordinary risks and uncertainties associated with being an early stage company or successfully implement our existing and new products and services. If we fail to do so, it could materially harm our business. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. Our failure to meet any of these conditions would have a material adverse effect upon us and may force us to reduce or curtail our operations. No assurance can be given that we will operate profitably. Even though we are being managed by individuals with significant industry experience, our limited operating history makes it difficult to predict the long-term success of our business model.

We depend on key personnel.

For the foreseeable future, our success will depend largely on management’s industry knowledge, marketing skills and relationships with key investors, customer bases, and industry leaders. We have one full-time employee, our Chief Executive Officer. All others working with the Company are outside consultants providing services to the Company in their areas of expertise. Should any of these individuals leave Dthera or cease to provide consulting services, such departures may have a material adverse effect on our future results of operations.

We will indemnify Management and the members of the Board of Directors.

These key decision-makers will be entitled to indemnification from Dthera except in certain circumstances, as more fully set forth in our Articles of Incorporation and Bylaws, each as amended or amended and restated.

If we fail to effectively manage growth, our business, brand and reputation, results of operations, and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over-compensating and the challenges of integrating a rapidly growing employee base may impact profitability. Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

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We plan to conduct a clinical trial of the use of our Platform as a reminiscence therapy and digital therapeutic technique for treating patients with Alzheimer’s disease and dementia, but there is no guarantee that the trial will be successful, or that the results will prove that the use of our Platform as a treatment technique will be successful.

As discussed, we have been in negotiations with the University of California at San Diego (UCSD) to conduct a clinical trial of the use of our Platform as a Reminiscence Therapy and Digital Therapeutic technique for treating patients with Alzheimer’s disease and dementia. However, there is no guarantee that the trial will be successful, or that the results will prove that the use of our Platform as a treatment technique will be successful. Additionally, decisions about research studies made early in the development process of a therapy candidate can have a substantial impact on the marketing strategy and payer reimbursement possibilities once the therapy receives regulatory approval. For example, more detailed studies can lead to approval or acceptance for a broader set of indications that may impact the marketing and payer reimbursement process, but each additional indication must be balanced against the time and resources required to demonstrate benefit and the potential delays to approval of the primary indication. Trials also frequently do not achieve the primary endpoints set forth in the trial design. Management anticipates that the Company will try to plan clinical trials prudently and to reasonably foresee and address challenges, but there is no guarantee that an optimal balance between trial conduct, speed, and desired outcome will be achieved each time or at all. The degree to which these challenges are foreseen and addressed could affect our future results.

As we enter the digital health and therapy market, our business may be subject to government regulation, and will be impacted by economic and business conditions, which may have a negative impact on our ability to develop and implement our business strategy, and our ability to continue operations.

The digital healthcare business may be impacted by economic volatility, consumer spending patterns and market share gains of competitors’ branded products. Additionally, the digital healthcare market is largely new and untested; the uptake of products may not meet uptake projections as there is little to no prior data. Although digital healthcare products exist, they are mostly focused on helping or focusing on aspects such as diet, smoking cessation, and medication management. The categorization of our Platform as a participant in the digital healthcare space will require successful research studies. In addition, the US Health Industry is highly regulated and subject to frequent and substantial changes. The impacts of these regulations and the general market conditions could have a negative impact on our business and operations.

If our efforts to retain and attract subscribers are not successful, our revenues may be materially affected.

We intend to generate substantially all of our revenues from subscriptions to our services. We must continue to retain existing and attract new subscribers, which we seek to do in part by investing in our product platform and new services and technologies. If our efforts to satisfy our existing subscribers are not successful, we may not be able to retain them, and, as a result, our revenues would be adversely affected. For example, if consumers do not perceive our services to be reliable, valuable and of high quality, if we fail to regularly introduce new and improved services and more content, or if we introduce new services that are not favorably received by the market, we may not be able to retain existing or attract new subscribers. We rely on our marketing and advertising efforts to attract new subscribers. If we are unable to effectively retain existing subscribers and attract new subscribers, our business, financial condition and results of operations would be materially adversely affected.

If we experience excessive rates of subscriber cancellation, our revenues and business may be harmed.

We must continually add new subscribers both to replace subscribers who choose to cancel their subscriptions and to grow our business beyond our current subscriber base. Subscribers may choose to cancel their subscriptions for many reasons, including a desire to reduce discretionary spending, a perception that they do not have sufficient time to use the service or otherwise do not use the service sufficiently, the service is a poor value, competitive services provide a better value or experience or subscriber service issues are not satisfactorily resolved. Subscribers may choose to cancel their subscriptions at any time prior to the renewal date. We may also experience fluctuations in cancellations as we pursue new subscribers through new marketing channels or if we have a large number of subscriptions come up for renewal in the same period.

If our subscriber cancellations increase, we would be required to increase the rate at which we add new subscribers in order to maintain and grow our revenues. If excessive numbers of subscribers cancel our service, we may be required to incur significantly higher marketing and advertising expenses than we currently anticipate to replace these subscribers with new subscribers. If we are unable to attract new subscribers in numbers greater than the impact of our cancellations, our subscriber base will decrease and our business, financial condition and results of operations may be materially adversely affected.

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Our business depends substantially on customers renewing their subscriptions with us and expanding their use of our services. Any decline in our customer renewals or failure to convince our customers to broaden their use of our services would harm our future operating results.

In order for us to maintain or improve our operating results, it is important that our customers renew their subscriptions with us when the existing subscription term expires. Our customers have no obligation to renew their subscriptions upon expiration, and we cannot assure you that customers will renew subscriptions at the same or higher level of service, if at all.

Our retention rate may decline or fluctuate as a result of a number of factors, including our customers’ satisfaction or dissatisfaction with our services, the effectiveness of our customer support services, our pricing, the prices of competing products or services, the effects of global economic conditions or reductions in our customers’ spending levels. If our customers do not renew their subscriptions or renew on less favorable terms, our revenue may decline, and we may not realize improved operating results from our customer base.

A change in our mix of subscription durations could have a significant impact on our revenues, net subscribers and revenue visibility.

We intend periodically to evaluate and test the types of subscriptions that we offer. Based on the results of any product or price testing conducted, we may change the types of subscriptions we offer or we may price and market different types of subscriptions. If a higher percentage of our subscribers choose a shorter subscription duration, we would likely experience higher cancellation volumes, which may result in decreased immediate and long-term revenues. In the future, we may continue to perform product and price tests involving our prospective users, the results of which could affect our number or mix of subscribers and may have a material adverse impact on our results of operations, and key operating metrics.

We cannot accurately predict new subscription rates and the impact these rates may have on our future revenue and operating results.

In order for us to improve our operating results and continue to grow our business, it is important that we continue to attract new customers. To the extent we are successful in increasing our customer base, we could incur increased losses because costs associated with new customers are generally incurred up front, while revenue is recognized ratably over the term of our subscription services. Alternatively, to the extent we are unsuccessful in increasing our customer base, we could also incur increased losses as costs associated with marketing programs and new products intended to attract new customers would not be offset by incremental revenue and cash flow. All of these factors can negatively impact our future revenue and operating results.

If our marketing and advertising efforts fail to generate additional revenues on a cost-effective basis, or if we are unable to manage our marketing and advertising expenses, it could materially harm our results of operations and growth.

Our future growth and profitability, as well as the maintenance and enhancement of our brands, will depend in large part on the effectiveness and efficiency of our marketing and advertising expenditures. We intend to use a diverse mix of marketing and advertising programs to promote our products and services, and we plan periodically to adjust our mix of these programs. Significant increases in the pricing of one or more of our marketing and advertising channels could increase our marketing and advertising expense or cause us to choose less effective marketing and advertising channels. Further, we may over time become disproportionately reliant on one channel or partner, which could increase our operating expenses. Because we recognize revenues ratably over the subscription period, we have incurred and may in the future incur marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenues associated with such expenses, and our marketing and advertising expenditures may not continue to result in increased revenues or generate sufficient levels of brand awareness. If we are unable to maintain our marketing and advertising channels on cost-effective terms or replace existing marketing and advertising channels with similarly effective channels, our marketing and advertising expenses could increase substantially, our subscriber levels could be affected adversely, and our business, financial condition and results of operations may suffer. In addition, our expanded marketing efforts may increase our subscriber acquisition cost, as additional expenses may not result in sufficient customer growth to offset cost, which would have an adverse effect on our business, financial condition and results of operations.

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Any significant disruption in service on our Web site or in our computer systems, which are currently hosted primarily by a single third-party, could damage our reputation and result in a loss of subscribers, which would harm our business and operating results.

Subscribers access our service through our Web site and through mobile device apps. Our brand, reputation and ability to attract, retain and serve our subscribers depend upon the reliable performance of our Web site, network infrastructure, content delivery processes and payment systems. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our Web site and prevent our subscribers from accessing our data and using our products and services. Problems with the reliability or security of our systems may harm our reputation and require disclosure to our lenders, and the cost of remedying these problems could negatively affect our business, financial condition and results of operations.

Substantially all of our communications, network and computer hardware used to operate our Web site are located in facilities owned and operated by a third party. We do not own or control the operation of these facilities. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, electronic and physical break-ins, computer viruses, earthquakes and similar events. The occurrence of any of the foregoing events could result in damage to our systems and hardware or could cause them to fail completely, and our insurance may not cover such events or may be insufficient to compensate us for losses that may occur. Our systems are not completely redundant, so a failure of our system at our primary site could result in reduced functionality for our customers, and a total failure of our systems at both sites could cause our Web site to be inaccessible by our customers. Problems faced by our third-party Web hosting provider, with the telecommunications network providers with whom it contracts or with the systems by which it allocates capacity among its customers, including us, could adversely affect the experience of our subscribers. Our third-party Web hosting provider could decide to close its facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy reorganization, faced by our third-party Web hosting provider or any of the service providers with whom it contracts may have negative effects on our business, the nature and extent of which are difficult to predict. Additionally, if our third-party Web hosting provider is unable to keep up with our growing needs for capacity, this could have a material adverse effect on our business. Any errors, defects, disruptions or other performance problems with our services could harm our reputation and have an adverse effect on our business, financial condition and results of operations.

Our possession and use of personal information present risks and expenses that could harm our business. Unauthorized disclosure or use of such data, whether through breach of our network security or otherwise, could expose us to significant liability and damage our reputation.

Maintaining the security of our information technology and network systems infrastructure is of critical importance because we handle confidential subscriber, registered user, employee and other sensitive data, such as names, addresses, credit card numbers and other personal information. In addition, our online systems include the content that our registered users upload onto our Web sites, such as family records and photos. This content is often personally meaningful, and our registered users may rely on our online system to store digital copies of such content. If we were to lose such content, if our users’ private content were to become publicly available or if third parties were able to gain unauthorized access to such content, we may face liability and harm to our brand and reputation.

We anticipate that most of our subscribers will use credit and debit cards to purchase our products and services. If we or our processing vendors were to have problems with our billing software, it could have an adverse effect on our subscriber satisfaction and could cause one or more of the major credit card companies to disallow our continued use of their payment services. In addition, if our billing software fails to work properly and, as a result, we do not charge our subscribers’ credit cards on a timely basis or at all, our business, financial condition, cash flows and results of operations could be materially affected.

We and our vendors use commercially available encryption technology to transmit personal information when taking orders. We use security and business controls to limit access and use of personal information, including registered users’ uploaded content. However, third parties may be able to circumvent these security and business measures including by developing and deploying viruses, worms and other malicious software programs that are designed to attack or attempt to infiltrate our systems and networks. In addition, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in a breach of registered user or employee privacy.

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Additionally, we may not be able to prevent security breaches involving customer transaction data. If we experience a security breach or other lapse in the handling of confidential information of this kind, the incident could give rise to risks including data loss, litigation and liability, and could harm our reputation or disrupt our operations, any of which could materially adversely affect our business. In addition, various states and countries have differing laws regarding protection of customer privacy and confidential information, including notification requirements in the event of certain breaches or losses of information. Efforts to comply with these laws and regulations increase our costs of doing business and failure to achieve compliance could result in substantial liability to our business and harm our reputation. In the event of a security breach or loss of confidential information, we could be subject to fines, penalties, damages and other remedies under applicable laws, any of which could have a material adverse impact on our reputation, business, operating results and financial condition.

If third parties improperly obtain and use the personal information of our registered users or employees, we may be required to expend significant resources in efforts to address these problems. A major breach of our network security and systems could have serious negative consequences for our businesses, including possible fines, penalties and damages, reduced demand for our products and services, an unwillingness of subscribers to provide us with their credit card or payment information, an unwillingness of registered users to upload family records or photos onto our Web sites, harm to our reputation and brand and loss of our ability to accept and process subscriber credit card orders. Similarly, if a well-publicized breach of data security at any other major consumer Web site were to occur, there could be a general public loss of confidence in the use of the Internet for commercial transactions. Any of these events could have material adverse effects on our business, financial condition and results of operations. In addition, we may have inadequate insurance coverage to compensate for any related losses.

We do not expect to be profitable for the foreseeable future.

We will have losses and accumulated deficit as a result of the substantial investments we will make to acquire new customers and develop our services. We intend to continue scaling our business to increase our number of users and to meet the increasingly complex needs of our customers. We expect to invest and to continue to invest, in our sales and marketing organizations to sell our services around the world and in our development organization to deliver additional features and capabilities of our cloud services to address our customers’ evolving needs. We also expect to continue to make significant investments in our datacenter infrastructure and in our professional service organization as we focus on customer success. As a result of our continuing investments to scale our business in each of these areas, we do not expect to be profitable for the foreseeable future. Furthermore, to the extent we are successful in increasing our customer base, we will also incur increased losses due to upfront costs associated with acquiring new customers, particularly as a result of the limited free trial version of our service, and the nature of subscription revenue which is generally recognized ratably over the term of the subscription period. We cannot assure you that we will achieve profitability in the future or that, if we do become profitable, we will sustain profitability.

If we are not able to provide successful enhancements, new features and modifications to our services, our business could be adversely affected.

Our industry is marked by rapid technological developments and new and enhanced applications and services. If we are unable to provide enhancements and new features for our existing services or new services that achieve market acceptance or that keep pace with rapid technological developments, our business could be adversely affected. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of such enhancements, features or services. Failure in this regard may significantly impair our revenue growth. In addition, because our services are designed to operate on a variety of systems, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, mobile operating systems such as iOS and Android, and other software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, modifications to existing platforms or technologies will increase our research and development expenses. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and adversely affect our business.

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Our platform must integrate with a variety of operating systems and software applications that are developed by others, and if we are unable to ensure that our solutions interoperate with such systems and applications, our service may become less competitive, and our operating results may be harmed.

We offer our services across a variety of operating systems and through the internet. We are dependent on the interoperability of our platform with third-party mobile devices, desktop and mobile operating systems, as well as web browsers that we do not control. Any changes in such systems, devices or web browsers that degrade the functionality of our services or give preferential treatment to competitive services could adversely affect usage of our services. In order to deliver high quality services, it is important that they work well with a range of operating systems, networks, devices, web browsers and standards that we do not control. In addition, because a substantial number of our users access our services through mobile devices, we are particularly dependent on the interoperability of our services with mobile devices and operating systems. We may not be successful in developing relationships with key participants in the mobile industry or in developing services that operate effectively with these operating systems, networks, devices, web browsers and standards. In the event that it is difficult for our users to access and use our services, our user growth may be harmed, and our business and operating results could be adversely affected.

Our business depends on continued and unimpeded access to the Internet by us and our members on personal computers and mobile devices. If government regulations relating to the Internet or other areas of our business change, if Internet access providers are able to block, degrade, or charge for access to certain of our products and services, or if third parties disrupt access to the Internet, we could incur additional expenses and the loss of members and customers.

Our products and services depend on the ability of our members and customers to access the Internet through their personal computers and mobile devices. Currently, this access is provided by companies that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers, any of whom could take actions that degrade, disrupt, or increase the cost of user access to our products or solutions, which would, in turn, negatively impact our business. In addition, Internet access could be disrupted by other third parties. Further, the adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws limiting Internet neutrality, could decrease the demand for our subscription service or the usage of our services and increase our cost of doing business.

One of our marketing strategies is to offer a limited free version of our service, and we may not be able to realize the benefits of this strategy.

We offer a limited version of our service to users free of charge in order to promote additional usage, brand and product awareness, and adoption. Some users never convert from a free version to a paid version of our service. Our marketing strategy also depends in part on persuading users who use the free version of our service to convince others to purchase and use our service. To the extent that these users do not become, or lead others to become, paying customers, we will not realize the intended benefits of this marketing strategy, and our ability to grow our business and revenue may be harmed.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

Our success and ability to compete depend in part on our intellectual property. As of May 17, 2016, EveryStory had one patent pending application in the U.S. As Dthera continues to develop its intellectual property, it will file additional patent applications as appropriate. We primarily rely on copyright, trade secret and trademark laws, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our intellectual property rights. However, the steps we take to protect our intellectual property rights may be inadequate. Our pending applications may not result in the issuance of patents. If we file patent applications outside the U.S., we may have to expend significant resources to obtain additional patents as we expand our international operations

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Accordingly, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. Our failure to secure, protect and enforce our intellectual property rights could materially adversely affect our brand and adversely impact our business.

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We rely on third parties for certain financial and operational services essential to our ability to manage our business. A failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We rely on third parties for certain essential financial and operational services. Traditionally, the vast majority of these services have been provided by large enterprise software vendors who license their software to customers. However, we receive many of these services on a subscription basis from various software-as-a-service companies that are smaller and have shorter operating histories than traditional software vendors. Moreover, these vendors provide their services to us via a cloud-based model instead of software that is installed on our premises. As a result, we depend upon these vendors providing us with services that are always available and are free of errors or defects that could cause disruptions in our business processes, which would adversely affect our ability to operate and manage our operations.

We focus on product innovation and user engagement rather than short-term operating results.

We focus on developing and launching new and innovative products and features, as well as on improving the user experience for our services. We also focus on growing the number of Dthera users and paying organizations through indirect channel sales and through word-of-mouth by individual users, some of whom use our services at no cost. We prioritize innovation and the experience for users on our platform, as well as the growth of our user base, over short-term operating results. We make product and service decisions that may reduce our short-term operating results if we believe that the decisions are consistent with our goals to improve the user experience and to develop innovative features that we feel our users desire. These decisions may not be consistent with the short-term expectations of investors and may not produce the long-term benefits that we expect.

We plan to provide service level commitments under our subscription agreements. If we fail to meet these contractual commitments, we could be obligated to provide credits or refunds for prepaid amounts related to unused subscription services or face subscription terminations, which could adversely affect our revenue. Furthermore, any failure in our delivery of high-quality customer support services may adversely affect our relationships with our customers and our financial results.

We anticipate that our subscription agreements with customers will provide certain service level commitments. If we are unable to meet these stated service level commitments or suffer periods of downtime that exceed the periods allowed under our customer agreements, we may be obligated to provide these customers with service credits which could significantly impact our revenue in the period in which the downtime occurs and the credits could be due. We could also face subscription terminations, which could significantly impact both our current and future revenue. Any extended service outages could also adversely affect our reputation, which would also impact our future revenue and operating results.

Our customers depend on our customer success organization to resolve technical issues relating to our services. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on the ease of use of our services, on our reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality customer support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation and our ability to sell our services to existing and prospective customers.

Our services contain open source software, whose licenses may pose particular risks to our proprietary software, products, and services in a manner that could have a negative impact on our business.

We use open source software in our services and will use open source software in the future. Additionally, we may from time to time face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully. In addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. Additionally, because any software source code we contribute to open source projects is publicly available, our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely, and we are unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a negative effect on our business, financial condition and operating results.

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Future acquisitions and investments could disrupt our business and harm our financial condition and operating results.

Our success will depend, in part, on our ability to expand our services and grow our business in response to changing technologies, customer demands, and competitive pressures. In some circumstances, we may choose to do so through the acquisition of complementary businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

•	diversion of management time and focus from operating the business to addressing acquisition integration challenges; coordination of research and development and sales and marketing functions;
•	retention of key employees from the acquired company;
•	cultural challenges associated with integrating employees from the acquired company into our organization;
•	integration of the acquired company’s accounting, management information, human resources and other administrative systems;
•	the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;
•	liabilities for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;
•	unanticipated write-offs or charges; and
•	litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders or other third parties.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, incremental operating expenses or the write-off of goodwill, any of which could harm our financial condition or operating results.

Unfavorable general economic conditions in the United States or in other major markets could negatively impact our financial performance.

Unfavorable general economic conditions, such as a recession or economic slowdown in the United States or in other major markets, could negatively affect the affordability of, and consumer demand for our services. Under difficult economic conditions, consumers may seek to reduce discretionary spending by forgoing purchases of our services or by shifting away from our platform to lower-priced products or services offered by other companies. Softer consumer demand for our services in the United States or in other major markets could reduce our profitability and could negatively affect our financial performance.

Many individuals use mobile devices to access online services. If users of these devices do not widely adopt the proprietary platform we develop for these devices or if we are unable to effectively operate on mobile devices, our business could be adversely affected.

The number of people who access online services through mobile devices, such as smart phones, handheld tablets and mobile telephones, as opposed to personal computers, has increased dramatically in the past few years and is projected to continue to increase. If the mobile solutions we have developed do not meet the needs of prospective and current customers, they may not sign up or reduce their usage of our platform and our business could suffer. Additionally, we are dependent on the interoperability of our proprietary platform with popular mobile operating systems that we do not control, such as Android and iOS, and any changes in such systems and terms of service that degrade our solutions’ functionality, or give preferential treatment to competitive products, could adversely affect traffic and monetization on mobile devices. We may not be successful in maintaining and developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks, or standards. Each manufacturer or distributor may establish unique technical standards for its devices, and our products and services may not work or be viewable on these devices as a result. Some manufacturers may also elect not to include our products on their devices. As new devices and new platforms are continually being released, it is difficult to predict the challenges we may encounter in developing versions of our solutions for use on these alternative devices, and we are devoting significant resources to the support and maintenance of such devices.

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Our solutions and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our solutions and internal systems rely on software that is highly technical and complex. In addition, our solutions and internal systems depend on the ability of our software to store, retrieve, process, and manage immense amounts of data. Our software has contained, and may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors in our software may only be discovered after the code has been released for external or internal use. Errors or other design defects within our software may result in a negative experience for members or customers, delay product introductions or enhancements, or result in measurement or other errors. Any errors, bugs, or defects discovered in our software could result in damage to our reputation, loss of members, loss of revenue, or liability for damages, any of which could adversely affect our business and financial results.

We face competition in the market from social networking sites and Internet search companies, among others, as well as continued competition for customers.

We face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online professional networks and engagement of professionals.

Our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on our market and could directly compete with us. Smaller companies, including application developers, could also launch new products and services that compete with us and that could gain market acceptance quickly. We may also face competition if we shift our focus of development to new or different products or separate areas of our business.

Anti-takeover provisions in our charter documents and under Nevada law could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management and limit any eventual market price of our common stock.

Provisions in our amended and restated articles of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our articles of incorporation and bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock;
•	specify that special meetings of our stockholders can be called only by the President, Vice President, or a majority of the board of directors, and shall be called at the request of stockholders holding a majority of the capital stock of Dthera; and
•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. Provisions in the indenture related to our convertible debt may also deter or prevent a business combination. In addition, institutional shareholder representative groups, shareholder activists and others may disagree with our corporate governance provisions or other practices, including our dual class structure and the other anti-takeover provisions, such as those listed above. We generally will consider recommendations of institutional shareholder representative groups, but we will make decisions based on what our board and management believe to be in the best long term interests of our company and stockholders. Our dual class structure concentrates the voting power of our stock in a small group of stockholders who would have the ability to control the outcome of a stockholder vote. Additionally, these groups could make recommendations to our stockholders against our practices or our board members if they disagree with our positions.

The forward looking statements contained in this Report may prove incorrect.

This Report contains certain forward-looking statements. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Report will, in fact, transpire. Any negative change in the factors listed above could adversely affect the financial condition and operating results of Dthera and its products.

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Risks Relating to Ownership of Our Common Stock

We have not paid, and do not intend to pay, dividends on our common stock and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.

We have not paid any cash dividends on our common stock since inception. We do not anticipate paying any cash dividends our common stock in the foreseeable future. As a result, investors in our common stock will not be able to benefit from owning our common stock unless the market price of our common stock becomes greater than the price paid for the stock by investors.

The public trading market for our common stock is volatile and may result in higher spreads in stock prices, which may limit the ability of our investors to sell their shares at a profit, if at all.

Our common stock trades in the over-the-counter market and is quoted on the OTCPink, with little trading volume or activity. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations may adversely affect the market price of our common stock and result in substantial losses to our investors. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which means that the difference between the price at which shares could be purchased by investors in the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. Historically, our trading volume has been insufficient to significantly reduce this spread and we have had a limited number of market makers sufficient to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time an investor in our common stock wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

We do not know whether a market for our common stock will be sustained or what the market price of our common stock will be and as a result it may be difficult for investors to sell their shares of our common stock.

Although our common stock is eligible for quotation on the OTC Pink, an active trading market for our shares has not commenced and may not be sustainable. It may be difficult for investors to sell their shares without depressing the market price for the shares or at all. As a result of these and other factors, investors may not be able to sell their shares at or above the offering price or at all. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration. If an active market for our common stock does not develop or is not sustained, it may be difficult to sell your common stock.

Our Board can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders or which could be used to resist a potential take-over of the Company.

Under our Articles of Incorporation, our Board is authorized to issue up to 1,000,000 shares of preferred stock, none of which were issued and outstanding as of the date of this Current Report. Also, our Board, without stockholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If the Board causes shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected. The Board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by the Board could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

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The market price of our common stock may fluctuate significantly, which could result in substantial losses by our investors.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	announcements of technological innovations, new products or product enhancements by us or others;

•	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

•	expiration or terminations of licenses, research contracts or other collaboration agreements;

•	public concern as to the safety of products we, our licensors or others develop;

•	success of research and development projects;

•	developments concerning intellectual property rights or regulatory approvals;

•	variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

•	changes in government regulations or patent decisions;

•	developments by our licensors;

•	developments in the technology industry;

•	the results of product liability or intellectual property lawsuits;

•	future issuances of common stock or other securities;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances;

•	general market conditions, including the volatility of market prices for shares of technology companies generally, and other factors, including factors unrelated to our operating performance; and

•	the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses by our investors.

Further, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations in the past. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility of our common stock might be worse if the trading volume of our common stock is low. In the past, following periods of market volatility, stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful. Future sales of our common stocks could also reduce the market price of such stock.

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Moreover, the liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our common stock. In addition, without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Some or all of the “restricted” shares of our common stock issued in connection with the Acquisition or held by other of our stockholders may be offered from time to time in the open market pursuant to an effective registration statement or Rule 144 promulgated under Regulation D of the Securities Act, and these sales may have a depressive effect on the market for our common stock.

Raising additional capital by issuing securities may cause dilution to existing stockholders.

We will need to raise substantial future capital to continue to complete development and commercialize our products incorporating licensed technologies and technology candidates and to conduct the research and development and regulatory activities necessary to bring our technology candidates to market.

If we raise additional funds through licensing arrangements with third parties, we may have to relinquish valuable rights to our technology candidates, or grant licenses on terms that are not favorable to us. If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage ownership of our then-existing stockholders, and these securities may have rights, preferences or privileges senior to those of our existing stockholders.

Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

The forward looking statements contained in this Report may prove incorrect.

This Report contains certain forward-looking statements. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Report will, in fact, transpire. Any negative change in the factors listed above could adversely affect the financial condition and operating results of Dthera and its products.

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DIRECTORS AND EXECUTIVE OFFICERS

In connection with the closing of the EveryStory Transaction, the former officers and directors of the Company resigned, and new Board Members and Executive Officers were appointed. The following is information about the new officers and directors of Dthera Sciences.

Dthera’s day-to-day activities are managed by Edward Cox, Chief Executive Officer, and David Keene, EveryStory Founder and Dthera’s Chief Technical Officer. The officers serve under the direction and control of Dthera’s Board of Directors. The ultimate management authority for Dthera is vested in Dthera’s Board of Directors.

The table below sets forth information about our directors and executive officers as of the date of this Report.

Name	Age	Position

Edward Cox	36	Director, Chairman, and Chief Executive Officer

David Keene	40	Director, Founder, Chief Technical Officer

Larry Morgan	64	Director

The following is a summary of the biographical information of our directors and officers:

Edward Cox was appointed as the new Chairman of the Board and the Chief Executive Officer of Dthera in connection with the closing of the EveryStory Transaction. Mr. Cox also continues to serve as EveryStory’s President and Chief Executive Officer and Chairman and a member of EveryStory’s Board of Directors, positions he has held since February 6, 2015. Prior to that, he served as a Vice President and Executive Officer of Apricus Biosciences, Inc., a publicly traded company, since December 2009, in roles leading Commercial Development, Business Development, Investor Relations, and Corporate Development. Mr. Cox served as the President, Director and Secretary of Bio-Quant, Inc. from January 2007 until BioQuant’s merger with NexMed, Inc., which was renamed Apricus Biosciences. Prior to 2007, Mr. Cox previously served as an executive or board member of both public and private companies in the areas of Healthcare, Life Science, Technology and Resources. Mr. Cox holds a Master of Science in Management degree from the Warrington College of Business Administration at the University of Florida.

David Keene was appointed as Dthera’s Chief Technology Officer and a member of Dthera’s Board of Directors in connection with the EveryStory Transaction. Mr. Keane, the founder of EveryStory and a member of EveryStory’s Board of Directors, is a veteran of the video game industry who has specialized in commerce and content delivery. Prior to founding EveryStory, from 2010 to 2013, Mr. Keene served as Chief Architect – Commerce Platform for Trion Worlds, Inc. (fka Trion World Networks, Inc.). At Trion, Mr. Keene led a group of senior engineers through the design and architecture process to create an innovative, world class commerce platform. Mr. Keene also created a high capability MTX platform that supported complex promotions, asymmetrical subscriptions, multiple game-specific currencies and robust reporting. While at Trion Mr. Keene also had direct management responsibility over the quality assurance engineering team that created a third party order testing platform (custom DSL) for fully automated testing on all development. Prior to Trion, from 2006 to 2010, Mr. Keene served as Senior Architect – PlayStation Network for Sony Network Entertainment (“SNE”). While at SNE, Mr. Keene managed integrations with multiple SNE global partner groups, added search to the PlayStation Network (“PSN”) through soir/lucene, implemented an innovative recommendation system that avoided IP risk exposure. Mr. Keene also defined and led development guidance for the VERSA API, a RESTful api for next-gen PSN products and the Sony Qriosity video service. Prior to SNE, from 2004 to 2006, Mr. Keene served as a Senior Engineer at Sony Online Entertainment, where he worked supported the launch of several massively multiplayer online games (“MMOs”) including EverQuest II. Prior to that, from 2001 to 2004, Mr. Keene served as an independent software consultant and as a Senior Database Engineer for Shea Homes, a California-based home builder.

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Larry Morgan was appointed to Dthera’s Board of Directors in connection with the closing of the EveryStory Transaction. Mr. Morgan recently joined the EveryStory board of directors, and is a top-flight executive with over 25 years of global experience in the telecom, IT services, enterprise restructuring, and consulting industries. Mr. Morgan is currently President and CEO of The Noble Group, a consulting firm that advises early stage companies on growth strategies and advises the managements of seasoned companies regarding exit strategies. Mr. Morgan is also an active investor with Vertical Venture Partners, Tech Coast Angels and OurCrowd. From 2010 to 2013, Mr. Morgan served as Executive Director of San Diego Data Processing Corporation and led a restructuring that resulted in annual savings in excess of $11 million to the City of San Diego. Prior to that, from 2007 to 2009, Mr. Morgan served as a Managing Director of Macquarie Telecom, where he led the turnaround of the international hosting, voice and data outsourcing division and led the sale of the resulting profitable business. In addition to domestic postings, during his tenure with Macquarie, Mr. Morgan had postings in Australia and Singapore, Prior to Macquarie, from 2005 to 2006, Mr. Morgan served as President and CEO of Virtela Communications, spearheading the turnaround that resulted in the foundation for Virtela’s eventual sale for over $500 million. Prior to Virtela, from 1991 to 2005, Mr. Morgan had several executive positions of increasing responsibility with Infonet Services Corporation, and last served as Corporate Vice President and General Manager. During his tenure with Infonet, Mr. Morgan led Infonet’s business in Europe, the Middle East and Africa, was responsible for all IP, outsourcing and cloud computing products, expansion into India, network coverage in 61 countries, and was a member of the executive due diligence and transition team in connection with the company’s sale to British Telecom for $965 million. Also during his tenure with Infonet, Mr. Morgan had international postings in The Netherlands and Singapore. Mr. Morgan holds both a B.S. degree (Mathematics and Education) and an M.A. degree (Administration) from Villanova University.

Beneficial Ownership of Officers, Directors, and 5% or more Shareholders

The following table sets forth certain information about current management and others concerning the beneficial ownership of our common stock as of November 3, 2016, of (i) each person who is known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Edward Cox, CEO, Director 9921 Carmel Mountain Road, Suite 118 San Diego, CA 92129	6,301,357	17.58%

David Keene, Director 9921 Carmel Mountain Road, Suite 118 San Diego, CA 92129	7,701,659	21.48%

Larry Morgan, Director 9921 Carmel Mountain Road, Suite 118 San Diego, CA 92129	0	0%

Named Executive Officers, Executive Officers, and Directors as a Group (3 Persons)	14,003,016	39.06%

________________

(1)	This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table. As of November 3, 2016, we had 35,853,007 shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of Knowledge Machine International, Inc. (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 6, 2016)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences
(formerly Knowledge Machine International, Inc.)
Date: November 3, 2016

	By:	/s/ Edward Cox
	Name: Title:	Edward Cox Chief Executive Officer

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